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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

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                                  Form 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  November 13, 1996

                          Quaker State Corporation
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           (Exact name of registrant as specified in its charter)


   Delaware                      1-2677                      25-074820
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(State or other         (Commission File Number)          (IRS Employer
jurisdiction of                                         Identification No.)
incorporation)


       225 East John Carpenter Freeway
               Irving, Texas                                 75062
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   (Address of principal executive offices)                (Zip Code)


                               (972) 868-0400
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            (Registrant's telephone number, including area code)








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Item 5.  Other Events

In its annual report on Form 10-K for the fiscal year ending December 31, 1995, Quaker State Corporation ("Quaker State") reported under Item 3 that in December 1993, the United States commenced a lawsuit against Quaker State in the United States District Court for the Northern District of West Virginia (the "Court"). The Amended Complaint alleged, among other things, that Quaker State had violated the federal Resource Conservation and Recovery Act ("RCRA") and the federal Clean Air Act at its Congo, West Virginia refinery. The Amended Complaint requested injunctive relief and civil penalties not exceeding $25,000 for each day of violation of RCRA and the Clean Air Act.

Quaker State disclosed that a tentative settlement was reached in this matter in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1996. On November 13, 1996, a proposed consent decree was lodged with the Court. The consent decree is subject to publication in the Federal Register, public comment, and Court approval before becoming final. As part of the consent decree, Quaker State has agreed to a $2.9 million civil penalty assessment which will be satisfied by supplemental environmental projects valued at approximately $1.2 million and a payment of approximately $1.7 million. The Congo, West Virginia refinery has already begun work towards compliance with the consent decree.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      QUAKER STATE CORPORATION
                                            (Registrant)

                                      By  /s/ Paul E. Konney
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                                          Paul E. Konney, Senior Vice President,
                                          General Counsel and Secretary


Date: November 15, 1996